[OPTICARE LOGO]


                                         Contact:
                                         Christopher J. Walls, General Counsel
                                         OptiCare Health Systems, Inc.
                                         (203) 596-2236
FOR IMMEDIATE RELEASE


                          OPTICARE HEALTH SYSTEMS, INC.
                   REPORTS 2ND QUARTER 2003 FINANCIAL RESULTS

     -- Quarterly Revenues Grow 37% over 2nd Quarter 2002 to $33 Million --

         WATERBURY, Conn., August 12 /PRNewswire-FirstCall/ -- OptiCare Health Systems, Inc. (Amex: OPT) announced today that total revenue for the three months ended June 30, 2003 rose 37% over the same period in 2002, growing from $24.0 million to $32.9 million. Total revenue for the six months ended June 30, 2003 rose 37% over the same period in 2002, growing from $47.3 million to $64.9 million. The revenue increases of $8.9 million and $17.6 for the three and six month periods ended June 30, respectively, were primarily attributable to revenue generated by Wise Optical, the Yonkers, New York-based optical products distributor, which OptiCare acquired in February.

         Although the Company recorded a net loss of approximately $2.2 million for the three months ended June 30, 2003 compared to a net loss of $4.1 million for the three months ended June 30, 2002, the 2003 second quarter loss was largely attributable to a one-time charge of approximately $1.8 million, which arose from the write-off of debt discount and deferred financing fees related to the previously announced May 2003 exchange of $16.2 million of debt for equity chiefly by the Company's principal stockholder, Palisade Concentrated Equity Partnership L.P. For the same reason, the Company recorded a net loss for the six months ended June 30, 2003 of approximately $2.0 million compared to net income of $1.0 million for the six months ended June 30, 2002.

         Commenting on the results, William A. Blaskiewicz, OptiCare's Chief Financial Officer, said, "We made significant progress this quarter as revenues increased, while debt fell substantially as a result of the exchange. The non-cash loss was driven by a very positive event: the exchange of $16.2 million of debt for equity."

         Dean J. Yimoyines, OptiCare's Chairman and Chief Executive Officer, said, "We continue building the strength of the organization and executing on our strategic and operating plans. The Company remains on track to accomplish its goals."

         OptiCare Health Systems, Inc. is an integrated eye care services company focused on vision benefits management (managed vision), the distribution of products and software


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services to eye care professionals, and consumer vision services, including medical, surgical and optometric services and optical retail.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the statement that the Company is on track to accomplish its goals. OptiCare's actual results could differ materially from those expressed or indicated by any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk that OptiCare may not be able to improve cash flow, may not be able to successfully integrate its acquisitions, to retain and attract qualified employees, the impact of current and future governmental regulations in existing lines of business, OptiCare's ability to successfully and profitably manage its operations and growth of the operations, if any, the risks related to managed care contracting, and the ability of OptiCare to successfully raise capital on commercially reasonable terms, if at all. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in OptiCare's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ending December 31, 2002. Forward-looking statements speak only as of the date they are made, and OptiCare undertakes no duty or obligation to update any forward-looking statements in light of new information or future events.


SOURCE:   OptiCare Health Systems, Inc.
CONTACT:  Christopher J. Walls, General Counsel, OptiCare Health Systems, Inc.


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                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    JUNE 30,           DECEMBER 31,
                                                                                      2003                2002
                                                                               -----------------    ----------------
                                                                                  (unaudited)
  ASSETS
  CURRENT ASSETS:
     Cash and cash equivalents                                                         $  3,881             $  3,086
     Accounts receivable, net                                                            11,177                5,273
     Inventories                                                                          6,535                2,000
     Deferred income taxes, current                                                       1,660                1,660
     Other current assets                                                                   848                  885
                                                                               -----------------    -----------------
         TOTAL CURRENT ASSETS                                                            24,101               12,904
  Property and equipment, net                                                             5,609                3,337
  Intangible assets, net                                                                  1,265                1,353
  Goodwill, net                                                                          20,834               20,516
  Deferred income taxes, non-current                                                      3,320                3,140
  Other assets                                                                            3,133                3,855
                                                                               -----------------    -----------------
          TOTAL ASSETS                                                                 $ 58,262             $ 45,105
                                                                               =================    =================


  LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
     Accounts payable                                                                  $  8,171             $  2,902
     Accrued expenses                                                                     5,396                5,255
     Current portion of long-term debt                                                    2,061                1,266
     Other current liabilities                                                            1,361                1,245
                                                                               -----------------    -----------------
          TOTAL CURRENT LIABILITIES                                                      16,989               10,668
                                                                               -----------------    -----------------

  Long-term debt--related party                                                               -               15,588
  Other long-term debt, less current portion                                             10,388                2,564
  Other liabilities                                                                         550                  615
                                                                               -----------------    -----------------
         TOTAL NON-CURRENT LIABILITIES                                                   10,938               18,767
                                                                               -----------------    -----------------


  Series B 12.5% voting, mandatorily redeemable, convertible preferred stock--related party ($5,317 aggregate liquidation preference);
      3,204,959 shares issued and outstanding                                             5,317                5,018
                                                                               -----------------    -----------------

  STOCKHOLDERS' EQUITY:
  Series C Preferred stock, $0.001 par value; ($16,190 aggregate liquidation preference); 406,158 shares authorized, issued
      and outstanding at June 30, 2003; No shares authorized, issued
      or outstanding at December 31, 2002                                                     1                    -
  Common stock, $0.001 par value; 150,000,000 shares authorized;
     30,148,277 and 28,913,990 shares outstanding at June 30, 2003 and
     December 31, 2002, respectively.                                                        30                   29
  Additional paid-in-capital                                                             79,966               63,589
  Accumulated deficit                                                                   (54,979)             (52,966)
                                                                               -----------------    -----------------
           TOTAL STOCKHOLDERS' EQUITY                                                    25,018               10,652
                                                                               -----------------    -----------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                           $ 58,262             $ 45,105
                                                                               =================    =================



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                 OPTICARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                     THREE MONTHS                     SIX MONTHS
                                                                    ENDED JUNE 30,                  ENDED JUNE 30,
                                                              ---------------------------     ---------------------------
                                                                   2003            2002           2003            2002
                                                              ------------    -----------     -----------     -----------
   NET REVENUES:
     Managed vision                                              $  7,480      $   7,241        $ 14,888        $ 14,753
     Product sales                                                 19,131         10,867          36,853          21,633
     Other services                                                 5,756          5,292          10,784          10,304
     Other income                                                     530            646           2,368             646
                                                              ------------    -----------     -----------     -----------
      Total net revenues                                           32,897         24,046          64,893          47,336
                                                              ------------    -----------     -----------     -----------

   OPERATING EXPENSES:
      Medical claims expense                                        5,513          5,901          11,257          11,798
      Cost of product sales                                        14,574          8,522          28,475          17,166
      Cost of services                                              2,326          2,145           4,452           4,283
      Selling, general and administrative                           9,930          6,342          18,738          12,485
      Depreciation                                                    371            465             726             939
      Amortization                                                     44             45              88              89
      Interest                                                        645            834           1,396           1,531
                                                              ------------    -----------     -----------     -----------
           Total operating expenses                                33,403         24,254          65,132          48,291
                                                              ------------    -----------     -----------     -----------
   Gain (loss) from early extinguishment of debt                   (1,847)             -          (1,847)          8,789
                                                              ------------    -----------     -----------     -----------
   Income (loss) from continuing operations before
      income taxes                                                 (2,353)          (208)         (2,086)          7,834
   Income tax expense (benefit)                                      (180)           (83)            (73)          3,093
                                                              ------------    -----------     -----------     -----------
   Income (loss) from continuing operations                        (2,173)          (125)         (2,013)          4,741

   Income (loss) from discontinued operations, net of tax               -             (5)              -             184
   Loss on disposal of discontinued operations                          -         (3,940)              -          (3,940)
                                                              ------------    -----------     -----------     -----------
   Net income (loss)                                               (2,173)        (4,070)         (2,013)            985

   Preferred stock dividends                                         (160)          (142)           (300)           (245)
                                                              ------------    -----------     -----------     -----------
   Net income (loss) available to common stockholders            $ (2,333)     $  (4,212)       $ (2,313)       $    740
                                                              ============    ===========     ===========     ===========

   EARNINGS (LOSS) PER SHARE:
   Income (loss) per common share from continuing
   operations:
     Basic                                                       $ (0.08)       $ (0.02)        $ (0.08)          $ 0.35
     Diluted                                                     $ (0.08)       $ (0.02)        $ (0.08)          $ 0.10
   Income (loss) per common share from discontinued operations:
     Basic                                                             -        $ (0.31)              -           $(0.29)
     Diluted                                                           -        $ (0.31)              -           $(0.08)
   Net income (loss) per common share:
     Basic                                                       $ (0.08)       $ (0.33)        $ (0.08)          $ 0.06
     Diluted                                                     $ (0.08)       $ (0.33)        $ (0.08)          $ 0.02